Exhibit 99.2
     Item 14. Other Expenses of Issuance and Distribution.
     The expenses to be paid by Midwest Banc Holdings, Inc. (the “Company”) in connection with the issuance and distribution of the Company’s common stock, $.01 par value per share, being offered pursuant to the registration statement, File No. 333-123603 (the “Registration Statement”), and a prospectus supplement to be filed on or about August 11, 2005 (the “Prospectus Supplement”), other than underwriting discounts and commissions, are set forth in the following table.

Securities and Exchange Commission registration fee	$7,415
NASD, blue sky fees and expenses	$45,000
Printing and engraving expenses	$100,000
Legal fees and expenses	$125,000
Accounting fees and expenses	$120,000
Transfer agent and registrar fees	$15,000
Miscellaneous	$150,000
Total	$562,415

*	Estimated portion of the $11,770 filing fee paid by the Company in connection with the Registration Statement relating to the common stock to be offered pursuant to the Prospectus Supplement.